Exhibit 4.1

[Form of Senior / Subordinated Indenture]

ADVANCE AUTO PARTS, INC.

as Issuer,

EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY

HERETO

as Subsidiary Guarantors

and

[                    ]

as Trustee

INDENTURE

Dated as of [                    ]

Page

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.10
	(c)	Not Applicable
311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
312	(a)	2.06
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	Not Applicable
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.02;4.03
	(b)	Not Applicable
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	11.05
	(f)	Not Applicable
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.10
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(b)	6.07
	(c)	2.13
	317 (a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
	318 (a)	11.01
	(b)	Not Applicable
	(c)	11.01

*	This Cross-Reference Table is not part of the Indenture.

INDENTURE dated as of [            ], 2010, among ADVANCE AUTO PARTS, INC., a Delaware corporation, THE SUBSIDIARY GUARANTORS listed on the signature page hereto and [            ], as trustee.

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the securities issued under this Indenture (the “Securities”) and the guarantees thereof by the Subsidiary Guarantors:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

For all purposes under this Indenture and any supplemental indenture hereto, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, shall mean the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by the Company) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the Company’s option, be extended).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Markets Debt” means any debt for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement) and (ii) has an aggregate principal amount outstanding of at least $25.0 million.

“Clearstream” means Clearstream Banking, société anonyme, or any successor thereto.

“Company” means Advance Auto Parts, Inc., and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Consolidated Net Tangible Assets” means the aggregate amount of the Company’s assets (less applicable reserves and other properly deductible items) and the Company’s consolidated subsidiaries’ assets after deducting therefrom (a) all current liabilities (excluding the sum of any debt for money borrowed having a maturity of less than twelve months from the date of the Company’s most recent consolidated balance sheet but which by its terms is renewable or extendable beyond twelve months from such date at the option of the borrower and, without duplication, any current installments thereof payable within such twelve month period) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the Company’s most recent consolidated balance sheet and computed in accordance with GAAP.

“Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Facility Debt” means any debt for borrowed money that (i) is incurred pursuant to a credit agreement, including pursuant to the Revolving Credit Facility, or other agreement providing for revolving credit loans, term loans or other debt entered into between Advance Auto Parts or any subsidiary of Advance Auto Parts and any lender or group of lenders and (ii) has an aggregate principal amount outstanding or committed of at least $25.0 million.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.15 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Domestic Subsidiary” means any Subsidiary of the Company organized under the laws of any state of the United States of America or the District of Columbia.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.

“Foreign Subsidiary” means any Subsidiary of the Company organized under the laws of any jurisdiction other than a state of the United States of America or the District of Columbia.

“Funded Debt” means debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with United States generally accepted accounting principles, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded Debt does not include (1) obligations created pursuant to leases, (2) any debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any debt for which money in the amount necessary for the payment or redemption of such debt is deposited in trust either at or before the maturity date thereof.

“GAAP” means generally accepted accounting principles in the United States of America as determined by the Public Company Accounting Principles Oversight Board.

“Global Security” when used with respect to any Series of Securities issued hereunder, means a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Securities of such Series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the legend as prescribed by Section 2.15(c).

“Global Security Legend” means the legend set forth in Section 2.15(c), which is required to be placed on all Global Securities issued under this Indenture.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any debt. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time. The term “Indenture” shall also include the terms of a particular Series of Securities established pursuant to Sections 2.01 and 2.02 hereof

“Interest Payment Date” when used with respect to any Series of Securities, means the date specified in such Securities for the payment of any installment of interest on those Securities.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, encumbrance or other security arrangement of any kind or nature on or with respect to such property or assets.

“Maturity,” when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, or any Vice-President of such Person. The term Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed on behalf of the Company or a Subsidiary Guarantor by two Officers of the Company or the Subsidiary Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or the Subsidiary Guarantor, as applicable, that meets the requirements of Section 11.04 and 11.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel, that meets the requirements of Section 11.04 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Liens” means:

(1) Liens (other than Liens created or imposed under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), for taxes, assessments or governmental charges or levies not yet subject to penalties for non-timely payment or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof;

(2) statutory Liens of landlords and Liens of mechanics, materialmen, warehousemen, carriers and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that any such Liens which are material secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(3) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Company and Subsidiaries of the Company in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, laws or regulations, or to secure the performance of tenders, statutory obligations, bids, leases, trade or government contracts, surety, indemnification, appeal, performance and return-of-money bonds, letters of credit, bankers acceptances and other similar obligations (exclusive of obligations for the payment of borrowed money), or as security for customs or import duties and related amounts;

(4) Liens in connection with attachments or judgments (including judgment or appeal bonds), provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(5) Liens securing indebtedness (including capital leases) incurred to finance the purchase price or cost of construction of property or assets (or additions, repairs, alterations or improvements thereto), provided that such Liens and the indebtedness secured thereby are incurred within twelve months of the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof;

(6) Liens securing industrial revenue bonds, pollution control bonds or similar types of tax-exempt bonds;

(7) Liens arising from deposits with, or the giving of any form of security to, any governmental agency required as a condition to the transaction of business or exercise of any privilege, franchise or license;

(8) encumbrances, covenants, conditions, restrictions, easements, reservations and rights of way or zoning, building code or other restrictions, (including defects or irregularities in title and similar encumbrances) as to the use of real property, or Liens incidental to conduct of the business or to the ownership of properties of the Company or any Subsidiary of the Company not securing debt that do not in the aggregate materially impair the use of said properties in the operation of the business of the Company, including its Subsidiaries, taken as a whole;

(9) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Company, including its Subsidiaries, taken as a whole;

(10) Liens on property or assets at the time such property or assets is acquired by the Company or any Subsidiary of the Company;

(11) Liens on property or assets of any person at the time such person becomes a Subsidiary of the Company;

(12) Liens on receivables from customers sold to third parties pursuant to credit arrangements in the ordinary course of business;

(13) Liens existing on the date of this Indenture, or any extensions, amendments, renewals, refinancings, replacements or other modifications thereto;

(14) Liens on any property or assets created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property or assets, whether directly or indirectly, by way of share disposition or otherwise;

(15) Liens securing debt of a Subsidiary of the Company owed to the Company or to another Subsidiary of the Company;

(16) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

(17) Liens to secure debt of joint ventures in which the Company or any of its Subsidiaries has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures;

(18) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(19) Liens arising from financing statement filings regarding operating leases;

(20) Liens in favor of customs and revenue authorities to secure custom duties in connection with the importation of goods;

(21) Liens securing the financing of insurance premiums payable on insurance policies; provided, that, such Liens shall only encumber unearned premiums with respect to such insurance, interests in any state guarantee fund relating to such insurance and subject and subordinate to the rights and interests of any loss payee, loss payments which shall reduce such unearned premiums;

(22) Liens securing cash management obligations (that do not constitute indebtedness) in the ordinary course of business;

(23) Liens on any property or assets of Foreign Subsidiaries securing debt of such Foreign Subsidiaries (but not debt of the Company or any Domestic Subsidiaries); and

(24) other Liens on property or assets of the Company and the property or assets of its Subsidiaries securing debt in an aggregate principal amount (together with the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions entered into in reliance on this clause) not to exceed, as of any date of incurrence of such debt pursuant to this clause and after giving effect to such incurrence and the application of the proceeds therefrom, the greater of (1) $250.0 million and (2) 15% of the Company’s Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Responsible Officer” with respect to the Trustee, means any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters and who customarily performs functions similar to those performed by such Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for administration of this Indenture.

“Revolving Credit Facility” means the Credit Agreement dated October 5, 2006, among the Company, the lenders referred to therein and JPMorgan Chase Bank, N.A., as administrative agent, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, maturity, terms, conditions, covenants and other provisions) from time to time, and any agreement governing debt incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning assigned to it in the preamble to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Funded Debt” means all Funded Debt of the Company or its Subsidiaries (except Funded Debt, the payment of which is subordinated to the payment of the Securities).

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.

“Subsidiary” of any Person means any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities pursuant to the terms set forth in this Indenture.

“Subsidiary Guarantor” means each subsidiary of the Company which is a guarantor under this Indenture; provided, however, that upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with this Indenture, such Person shall cease to be a Subsidiary Guarantor.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) and the rules and regulations thereunder as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Covenant Defeasance”	8.03
“Custodian”	6.01
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Legal Holiday”	11.08
“Notice of Default”	6.01
“Paying Agent”	2.05
“Registrar”	2.05
“Sale and Leaseback Transaction”	4.08
“Service Agent”	2.05
“Surviving Person”	5.01
“Surviving Guarantor”	5.02
“Trustee”	8.05

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security Holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions; and

(6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE TWO

THE SECURITIES

SECTION 2.01. Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officers’ Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters.

SECTION 2.02. Establishment of Terms of Series of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.02(a) and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.02(b) through 2.02(x)) by a Board Resolution, a supplemental indenture or an Officers’ Certificate pursuant to authority granted under a Board Resolution:

(a) the title of the Securities of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(b) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);

(c) the date or dates on which the principal and premium of the Securities of the Series are payable;

(d) the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of Holders thereof to whom such interest is payable (in the case of Securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(e) the currency or currencies, including composite currencies in which Securities of the Series shall be denominated, if other than Dollars, the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Securities in registered form) or the principal New York office of the Trustee (in the case of Securities in bearer form), where the principal, premium and interest with respect to Securities of such Series shall be payable or the method of such payment, if by wire transfer, mail or other means;

(f) the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part, at the option of the Company or otherwise;

(g) the form of the Securities of the Series and whether Securities of the Series are to be issued in registered form or bearer form or both and, if Securities are to be issued in bearer form, whether coupons will be attached to them, whether Securities of the Series in bearer form may be exchanged for Securities of the Series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

(h) if any Securities of the Series are to be issued in bearer form or as one or more Global Securities representing individual Securities of the Series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary Security of the Series in bearer form payable with respect to any Interest Payment Date prior to the exchange of such temporary Security in bearer form for definitive Securities of the Series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary Security in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date; and the terms upon which a temporary Security in bearer form may be exchanged for one or more definitive Securities of the Series in bearer form;

(i) the obligation, if any, of the Company to redeem, purchase or repay the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(j) the terms, if any, upon which the Securities of the Series may be convertible into or exchanged for any of the Company’s common stock, preferred stock or other equity interests, other debt securities or warrants for common stock, preferred stock or other securities of any kind, and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(k) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

(l) if the amount of principal, premium or interest with respect to the Securities of the Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(m) if the principal amount payable at the Stated Maturity of Securities of the Series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in Dollars;

(n) the applicability of or any changes or additions to the defeasance and discharge provisions of Article Eight;

(o) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(p) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the Series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as then in effect;

(q) any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Series of Securities to declare the principal amount of, premium, if any, and interest on such Series of Securities due and payable pursuant to Section 6.02;

(r) if the Securities of the Series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Definitive Securities of such Series, the Depositary for such Global Security and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the Global Securities Legend;

(s) any Trustee, authenticating agent, Paying Agent, transfer agent, Service Agent or Registrar;

(t) the applicability of, and any addition to, deletion of or change in, the covenants (and the related definitions) set forth in Articles Four or Five which applies to Securities of the Series;

(u) whether the Securities of the Series will be guaranteed as provided in Article Ten, and if so, any addition to, deletion of or change in the provisions (and related definitions) contained in Article Ten that applies to the Securities of the Series;;

(v) with regard to Securities of the Series that do not bear interest, the dates for certain required reports to the Trustee;

(w) the terms applicable to Original Issue Discount Securities, including the rate or rates at which original issue discount will accrue;

(x) any other terms of Securities of the Series (which terms shall not be prohibited by the provisions of this Indenture except as permitted by Section 9.01(k)).

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers’ Certificate.

SECTION 2.03. Denominations; Provisions for Payment. The Securities shall be issuable, except as otherwise provided with respect to any series of Securities pursuant to Section 2.02, as registered Securities in the denominations of one thousand Dollars ($1,000) or any integral multiple thereof, subject to Sections 2.02(e) and 2.02(k). The Securities of any Series shall bear interest payable on the dates and at the rate specified with respect to that Series. Unless otherwise provided as contemplated by Section 2.02 with respect to Securities of any Series, the principal of and the interest on the Securities of any Series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in Dollars. Such payment shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York. Each Security shall be dated the date of its authentication. Unless otherwise provided as contemplated by Section 2.02, interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that Series shall be paid to the Person in whose name said Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest installment. In the event that any Security of any Series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.05 and Section 3.06.

Unless otherwise set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate establishing the terms of any Series of Securities pursuant to Section 2.02 hereof, the term “regular record date” as used in this Section with respect to Securities of any Series with respect to any Interest Payment Date for such Series shall mean (i) either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.02 hereof shall occur, if such Interest Payment Date is the first day of a month or (ii) the first day of the month in which an Interest Payment Date established for such Series pursuant to Section 2.02 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

Subject to the foregoing provisions of this Section, each Security of a Series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security of such Series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

SECTION 2.04. Execution and Authentication. One or more Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid. A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.02, except as provided in Section 2.09.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in conclusively relying on: (a) the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers’ Certificate complying with Section 11.04 and 11.05, and (c) an Opinion of Counsel complying with Section 11.04 and 11.05 and which shall additionally state:

(1) that the form of such Securities has been established by a supplemental indenture or by or pursuant to an Officer’s Certificate or a resolution of the Board of Directors in conformity with the provisions of this Indenture;

(2) that the terms of such Securities have been established in conformity with the provisions of this Indenture;

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(4) that all laws applicable to the execution and delivery by the Company of such Securities have been complied with; provided that such opinion may specify that it is limited to (i) United States federal law, the Delaware General Corporation Law and the laws of the State of New York and (ii) to such laws as in such Counsel’s experience are normally applicable to instruments comparable to the Indenture.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.05. Registrar and Paying Agent. So long as Securities of any Series remain outstanding, the Company agrees to maintain an office or agency in the Borough of Manhattan, the City and State of New York (or any other place or places specified with respect to such Series pursuant to Section 2.02), where Securities of such Series may be presented or surrendered for payment (“Paying Agent”), where Securities of such Series may be presented for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served (“Service Agent”). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each office or agency, Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required office or agency, Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.02 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent.

The Company hereby appoints the Trustee as the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

SECTION 2.06. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Notwithstanding anything in this Section to the contrary, (i) the agreement to hold sums in trust as provided in this Section 2.06 is subject to the provisions of Section 8.06, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent (if other than the Company or a Subsidiary of the Company) shall be released from all further liability with respect to the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Securities all money held by it as Paying Agent.

SECTION 2.07. Holder Lists. (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Securities.

(b) The Trustee may destroy any list furnished to it as provided in Section 2.07(a) upon receipt of a new list so furnished.

SECTION 2.08. Transfer and Exchange. When Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.12, 3.06 or 9.05).

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series during the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer or exchange of Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Registrar, duly executed by the Holder or by such Holder’s duly authorized attorney in writing.

The provisions of this Section 2.08 are, with respect to any Global Security, subject to Section 2.15 hereof.

SECTION 2.09. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, and, in case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any new Security under this Section 2.09, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) any and all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary, with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, negotiable instruments or other securities.

SECTION 2.10. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.09, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.10 as not outstanding.

If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

SECTION 2.11. Treasury Securities. In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company or an Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 2.12. Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate Definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the Definitive Securities.

SECTION 2.13. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Securities according to its normal operating procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Holder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

SECTION 2.15. Global Securities.

(a) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

(b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.08 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.08 of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have occurred and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.15(b), a Global Security may only be transferred in whole but not in part (i) by the Depositary with respect to such Global Security to a nominee of such Depositary, (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c) Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE INDENTURE, (B) THIS SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(B) OF THE INDENTURE, (C) THIS SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (D) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15(B) OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY (X) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (Y) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (Z) BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(d) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

(e) Consents, Declaration and Directions. Except as provided in Section 2.15(d), the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

SECTION 2.16. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Security, check, advice of payment or redemption notice, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in CUSIP numbers.

SECTION 2.17. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Securities.

ARTICLE THREE

REDEMPTION AND PREPAYMENT

SECTION 3.01. Notices to Trustee. The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Series of Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities of the Series to be redeemed and the redemption price. The Company shall give such notice to the Trustee at least 45 but no more that 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

SECTION 3.02. Selection of Securities to be Redeemed. Unless otherwise indicated for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, if less than all of the Securities are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Securities to be redeemed or purchased as follows:

(1) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed; or

(2) if the Securities are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate.

Unless otherwise indicated for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, no Securities of $1,000 of principal amount or less will be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall make the selection at least 30 days but not more than 60 days before the redemption date from outstanding Securities of a Series not previously called for redemption.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount of that Security to be redeemed. A new Security in principal amount equal to the unredeemed portion of the original Security presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption become irrevocably due on the date fixed for redemption at the applicable redemption price, plus accrued and unpaid interest to the redemption date. On and after the redemption date, unless the Company defaults in making the applicable redemption payment, interest ceases to accrue or accrete on Securities or portions of them called for redemption.

SECTION 3.03. Notice of Redemption. Unless otherwise provided for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price or the appropriate calculation of the redemption price, which in each case will include interest accrued and unpaid to the date fixed for redemption;

(3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(4) the name and address of the Paying Agent;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Securities and/or provision of this Indenture or any supplemental indenture pursuant to which the Securities called for redemption are being redeemed;

(8) the CUSIP number, if any, printed on the Securities being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter notice as may be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as required by this Section 3.03.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date, other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent shall as promptly as practicable return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust. In addition, if any money deposited with the Trustee or with the Paying Agent, or held by the Company, in respect of any redemption of Securities remains unclaimed for two years after the applicable redemption date, such money shall be handled in accordance with Section 8.06.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and, upon the Company’s written request, the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Securities. The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually make all payments in respect of each Series of Securities on the dates and in the manner provided in such Series of Securities and this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments with respect to such Securities then due.

SECTION 4.02. SEC Reports. Unless otherwise indicated in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Securities are outstanding, the Company shall file with the SEC and furnish to the Trustee and the Holders copies of such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, at the times specified for the filing of such information, documents and reports under such Sections, provided, however, that the Company will not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings. The Company also shall comply with the other provisions of TIA § 314(a).

In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the

SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA § 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or propose to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

SECTION 4.04. Further Instruments and Acts. The Company shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.05. Corporate Existence. Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence in accordance with its organizational documents (as the same may be amended from time to time) and

(2) the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

SECTION 4.06. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

SECTION 4.07. Limitations on Liens. Unless otherwise provided for with respect to a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Company shall not, and shall not permit any of its Subsidiaries to, create, incur, issue, assume or guarantee any debt of the Company or any of its Subsidiaries secured by a Lien (other than Permitted Liens) upon any property or assets (other than deposit accounts, inventory, accounts receivable or the proceeds therefrom), without making effective provision to secure all of the Securities of such Series, equally and ratably with any and all other debt thereby secured, so long as such debt shall be so secured.

SECTION 4.08. Limitation on Sale and Leaseback Transactions. Unless otherwise provided for with respect to a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Company shall not, and shall not permit any Subsidiary of the Company to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any property or assets that have been or are to be sold or transferred by the Company or such Subsidiary of the Company to such Person, with the intention of taking back a lease of such property or assets (a “Sale and Leaseback Transaction”) unless either:

(1) within 12 months after the receipt of the proceeds of the sale or transfer, the Company or any Subsidiary of the Company applies an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such property or assets (as determined in good faith by our board of directors as of any date within 90 days prior to the date of such sale or transfer) to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt; or

(2) the Company or such Subsidiary of the Company would be entitled, at the effective date of the sale or transfer, to incur debt secured by a Lien on such property or assets in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the Securities pursuant to Section 4.07.

The foregoing restriction in the paragraph above shall not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; (ii) between the Company and a Subsidiary of the Company or between Subsidiaries, provided that the lessor is the Company or a wholly owned Subsidiary of the Company; or (iii) entered into within 270 days after the later of the acquisition or completion of construction of the subject property or assets.

SECTION 4.09. Subsidiary Guarantees. Unless otherwise provided for with respect to a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, if on or after the date of this Indenture, any Credit Facility Debt or Capital Markets Debt of the Company or any Subsidiary of the Company is or becomes guaranteed by any Domestic Subsidiary of the Company then, if such Subsidiary of the Company is not already a Guarantor, the Company shall cause such Subsidiary, to (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall fully and unconditionally guarantee all of the Company’s obligations under this Indenture, including the prompt payment in full when due of the principal of, premium on, if any, interest and, without duplication, defaulted interest, if any, on the Securities and all other amounts payable by the Company thereunder and hereunder, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on any overdue principal and any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities on the terms set forth in Article Ten, and (b) deliver to the Trustee an opinion of counsel to the effect that (i) such supplemental indenture and guarantee of the Securities has been duly executed and authorized and (ii) such supplemental indenture and guarantee of the notes constitutes a valid, binding and enforceable obligation of such Subsidiary of the Company, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws and except insofar as enforcement thereof is subject to general principles of equity.

ARTICLE FIVE

SUCCESSOR COMPANIES

SECTION 5.01. Merger, Consolidation or Sale of Assets of the Company. Unless otherwise provided with respect to a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a wholly owned Subsidiary of the Company into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its property in one transaction or series of related transactions unless:

(a) the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities of all Series outstanding, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(c) immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and

(d) the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

For the purposes of this Section 5.01, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more Subsidiaries of the Company, which property, if held by the Company instead of such Subsidiaries, would constitute all or substantially all the property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of the Company.

SECTION 5.02. Merger Consolidation or Sale of Assets of Subsidiary Guarantors. Unless the Subsidiary Guarantee of the applicable Subsidiary Guarantor is permitted to be released in connection with such transaction pursuant to Section 10.05, such Subsidiary Guarantor shall not merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property in any one transaction or series of related transactions unless:

(1) such Subsidiary Guarantor shall be the surviving person (the “Surviving Guarantor”) or the Surviving Guarantor (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited partnership or limited liability company organized and existing under the laws of the U.S., any State thereof or the District of Columbia;

(2) the Surviving Guarantor (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such Surviving Guarantor, such Subsidiary Guarantor’s guarantee of the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities of all Series outstanding, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor;

(3) immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and

(4) the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.02 and that all conditions precedent in this Indenture relating to such transaction have been complied with.

SECTION 5.03. Surviving Person Substituted. (a) In case of any such consolidation, amalgamation, merger, sale, conveyance, assignment, transfer, lease or other disposition and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities of all Series outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture or established with respect to each Series of the Securities pursuant to Section 2.02 to be performed by the Company or a Subsidiary Guarantor, as the case may be, with respect to each Series, such successor entity shall succeed to and be substituted for and may exercise every right and power of the Company or a Subsidiary Guarantor, as the case may be, under this Indenture with the same effect as if it had been named as the Company or a Subsidiary Guarantor, as the case may be, herein, and thereupon the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Securities.

(b) In case of any such consolidation, amalgamation, merger, sale, conveyance, assignment, transfer, lease or other disposition such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

(c) Nothing contained in this Indenture or in any of the Securities shall prevent (i) the Company or any Subsidiary Guarantor from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not affiliated with the Company); or (ii) any Subsidiary Guarantor from merging or consolidating with or into , or selling, transferring, assigning, leasing, conveying or otherwise disposing of all of substantially all of its property to, the Company or another Subsidiary Guarantor.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. Unless otherwise provided for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, each of the following constitutes an “Event of Default” with respect to each Series of Securities:

(1) default in the payment of the principal or redemption price with respect to any Security of such Series when such amount becomes due and payable;

(2) default in the payment of interest when due on the Securities of such Series within 30 days of when such amount becomes due and payable;

(3) the Company fails to comply with any of its covenants or agreements in the Securities of such Series or this Indenture (other than a failure that is subject to the foregoing clauses (1) or (2)) and such failure continues for 60 days after the notice specified below;

(4) debt of the Company or any Subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such debt unpaid or accelerated exceeds $25.0 million or its Foreign Currency equivalent at the time without such debt having been discharged or acceleration having been rescinded or annulled within 10 days after receipt by the Company of notice of the default by the Trustee or Holders of not less than 25% in aggregate principal amount of the Securities of such Series then outstanding;

(5) the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company in an involuntary case;

(B) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

(7) to the extent Article Ten is applicable to a particular Series of Securities, except as permitted pursuant to Section 10.05 any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on its behalf, should deny or disaffirm its obligations under its Subsidiary Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means, for the purposes of this Article Six, any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. (a) If an Event of Default with respect to any Series of Securities at the time outstanding (other than an Event of Default specified in Section 6.01(5) or (6) with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities of that Series by notice to the Company in writing (and to the Trustee, if given by Holders of such Securities of such Series) specifying the Event of Default, may declare the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest to the date of acceleration on all the Securities of that Series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) with respect to the Company or any Subsidiary Guarantor occurs, the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on all the Securities of each Series of Security shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after the principal of the Securities of any Series of Securities shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Securities of that Series then outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences, and waive such Event of Default, if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of that Series and the principal of (and premium, if any, on) any and all Securities of that Series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Securities of that Series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.07, and (ii) any and all Events of Default under this Indenture with respect to such Series of Securities, other than the nonpayment of principal (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security) on Securities of that Series that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.04. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default with respect to any Series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on the Securities of that Series or to enforce the performance of any provision of the Securities of that Series or this Indenture.

The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Securities of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of any Series by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on a Security of that Series, or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of that Series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Securities of any Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of that Series or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnity satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of the principal amount of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on a Security of any Series when due, no Holder of a Security of that Series may pursue any remedy with respect to this Indenture or the Securities of that Series unless:

(i) the Holder previously gave the Trustee written notice stating that an Event of Default with respect to that Series is continuing;

(ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders of that Series offer to the Trustee indemnity satisfactory to it to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in aggregate principal amount of the outstanding Securities of that Series do not give the Trustee a written direction inconsistent with the request during such 60-day period.

It is understood and intended and expressly covenanted by the taker and holder of every Security, with every other taker and holder with the Trustee that a Holder of Securities of any Series may not use this Indenture to prejudice the rights of another Holder of that Series or to obtain a preference or priority over another Holder of that Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on the Securities held by such Holder, on or after their Maturity, or to bring suit for the enforcement of any such payment on or after their Maturity, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article Six with respect to any Series of Securities, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities of that Series for the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of that Series for the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any Series.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Subsidiary Guarantor (to the extent the Company or such Subsidiary Guarantor may lawfully do so) shall at any time insist upon, plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing with respect to any Series of Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to any Series of Securities:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of that Series, as modified or supplemented by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may, with respect to Securities of that Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its choice, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Securities of any Series unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Securities and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(j) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(k) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) The Trustee may request that the Company deliver a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the

Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture, in the Securities, or in any document executed in connection with the sale of the Securities, other than those set forth in the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default with respect to Securities of any Series occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of that Series notice of the Default within 90 days after it occurs. The Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holder. If required by § 313(a) of the TIA within 60 days after each April 15 following the date of the initial issuance of Securities hereunder, for so long as Securities remain outstanding, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with § 313(a) of the TIA. The Trustee shall also comply with § 313(b) of the TIA.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the administration of this trust and the performance of its duties hereunder; provided that the Company need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by an indemnified party through such party’s own gross negligence or willful misconduct. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any additional payments on particular Securities.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law. The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture or the resignation or removal of the Trustee.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to the Securities of any Series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee and may appoint a successor Trustee with respect to such Series of Securities by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities of any Series and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of that Series of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of that Series may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder of that Series of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or has been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE EIGHT

LEGAL DEFEASANCE, COVENANT DEFEASANCE AND SATISFACTION AND DISCHARGE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any Series upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of that Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire debt represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the Company’s obligations with respect to such Securities of that Series under Article Two;

(b) the Company’s agreements set forth in Section 5.01;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith under Article Two and Article Seven (including, but not limited to, the rights of the Trustee and the duties of the Company under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and

(d) this Article Eight.

Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Securities, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Section 4.02, Section 4.07 and Section 4.08 of this Indenture (if applicable to such Series of Securities) and any covenants made applicable to the Series of Securities which are subject to defeasance under the terms of a Board Resolution, a supplemental indenture or an Officers’ Certificate with respect to the outstanding Securities of that Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of that Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of that Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof with respect to any Series of Securities, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(3) hereof (solely with respect to the covenants described in Sections 4.02, 4.07 and 4.08) shall not constitute an Event of Default with respect to such Securities.

SECTION 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Securities:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any Series of Securities:

(1) the Company must irrevocably deposit in trust with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Securities of such Series to the Stated Maturity or redemption, as the case may be;

(2) the Company shall have delivered to the Trustee a certificate from a nationally recognized firm of independent registered public accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of such Series to the Stated Maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123 day period no Default specified in Section 6.01(5) or (6) with respect to the Company or any other Person making such deposit occurs that is continuing at the end of the period;

(4) no Default or Event of Default with respect to that Series of Securities shall have occurred and be continuing on the date of such deposit (other than, if applicable, a Default or Event of Default with respect to that Series of Securities resulting from the borrowing of funds to be applied to such deposit);

(5) such deposit does not constitute a default under any other agreement binding on the Company;

(6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not require registration under the Investment Company Act of 1940 as amended;

(7) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Series of Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(8) in the case of the Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Series of Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(9) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article Eight have been complied with.

SECTION 8.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and noncallable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Securities of the Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or noncallable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of that Series.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or noncallable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any Dollars or noncallable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08. Satisfaction and Discharge of Indenture. If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Securities of a Series theretofore authenticated (other than any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.09 and Securities for whose payment money and/or U.S. Government Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereupon repaid to the Company or discharged from such trust, as provided in Section 8.06); or (b) all such Securities of a particular Series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of that Series of Securities, cash in United States Dollars, noncallable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all Securities of that Series not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder with respect to such Series by the Company, and shall have delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture with respect to such Series have been complied with, then this Indenture shall thereupon cease to be of further effect with respect to such Series except for:

(a) the Company’s obligations with respect to such Securities of that Series under Article Two;

(b) the Company’s agreements set forth in Section 5.01 and 5.02;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Company under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and

(d) this Article Eight,

each of which shall survive until the Securities of such Series have been paid in full (thereafter, the Company’s obligations in Section 7.07 only shall survive).

Upon the Company’s exercise of this Section 8.08, the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such Series of Securities.

ARTICLE NINE

AMENDMENTS

SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

(a) to evidence the succession of another Person to the Company or a Subsidiary Guarantor pursuant to Article Five and the assumption by such successor of the Company’s or such Subsidiary Guarantor’s covenants, agreements and obligations in this Indenture and in the Securities;

(b) to provide for the issuance of additional Securities in accordance with the limitations set forth herein;

(c) to surrender any right or power conferred upon the Company or any Subsidiary Guarantor by this Indenture, to add to the covenants of the Company or any Subsidiary Guarantor such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Series of Securities as the Board of Directors of the Company shall consider to be for the protection of the Holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Securities of any Series to waive such default;

(d) to cure any ambiguity or correct or supplement any provision contained in this Indenture, in any supplemental indenture or in any Securities that may be defective or inconsistent with any other provision contained therein;

(e) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not materially adversely affect the interests of any Holders of Securities of any Series;

(f) to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any supplemental indenture hereto under the TIA as then in effect;

(g) to add or to change any of the provisions of this Indenture to provide that Securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Securities in registered form or of principal, premium or interest with respect to Securities in bearer form, or to permit Securities in registered form to be exchanged for Securities in bearer form, so as to not adversely affect the interests of the Holders or any coupons of any Series in any material respect or permit or facilitate the issuance of Securities of any Series in uncertificated form;

(h) to secure the Securities;

(i) to add Guarantees with respect to the Securities or release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of this Indenture;

(j) to make any change not otherwise specified in this Section 9.01 that does not adversely affect the rights of any Holder in any material respect;

(k) to add to, change, or eliminate any of the provisions of this Indenture with respect to one or more Series of Securities, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Security of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (B) become effective only when there is no such Security outstanding;

(l) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee; or

(m) to establish the form or terms of Securities and coupons of any Series pursuant to Article Two.

SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities of any Series without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities of each Series then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) affected by such amendment. However, without the consent of each Holder affected, an amendment may not:

(1) reduce the principal amount of Securities of a Series whose Holders must consent to an amendment, modification, supplement or waiver;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or change the Stated Maturity of any Security;

(4) reduce the amount payable upon the redemption of any Security or add redemption provisions to any Security;

(5) make any Security payable in money other than that stated in this Indenture or the Security or, other than in accordance with the provisions herein, eliminate any existing Subsidiary Guarantee of the Securities; or

(6) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section becomes effective, the Company shall mail to all affected Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and (subject to Section 7.02) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE TEN

SUBSIDIARY GUARANTEES

SECTION 10.01. Guarantee. Subject to the provisions of this Article Ten, each Subsidiary Guarantor in respect of the Securities of each Series that is to be guaranteed under the applicable Board Resolution, supplemental indenture or Officers’ Certificate hereby jointly and severally unconditionally guarantees, on a senior unsecured basis, to each Holder of a Security of such Series authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of (i) the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Subsidiary Guarantors to the Holders of the Securities or the Trustee hereunder or thereunder or (ii) the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or default of a Subsidiary Guarantor, that: (a) the principal of, premium, if any, interest and defaulted interest with respect to the Securities of such Series shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or defaulted interest with respect to the Securities of such Series and all other obligations of the Company or any Subsidiary Guarantor to the Holders of the Securities of such Series or the Trustee hereunder or thereunder and all other obligations under this Indenture with respect to the Securities of such Series shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and thereof and (b) in case of any extension of time of payment or renewal of any Securities of such Series or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders of the Securities of such Series, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities of such Series shall constitute an event of default under the Subsidiary Guarantee, and shall entitle the Holders of any Securities of such Series or the Trustee to accelerate the obligations of the Subsidiary Guarantors of such Securities hereunder in the same manner and to the same extent as the obligations of the Company.

Each Subsidiary Guarantor, by execution of the Subsidiary Guarantee, waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that such Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in this Indenture and such Subsidiary Guarantee. The Subsidiary Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder of the Securities, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of the Securities and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of this Indenture for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (b) in the event of any acceleration of such obligations as provided in Article Six of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of such Subsidiary Guarantee.

The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, past, present or future, of any Subsidiary Guarantor, as such, shall have any personal liability under this Subsidiary Guarantee by reason of his, her or its status as such partner, manager, member shareholder, director, officer, employee, agent or incorporator.

SECTION 10.02. Execution and Delivery of Subsidiary Guarantee. To further evidence the Subsidiary Guarantee set forth in Section 10.01 of this Indenture, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee, substantially in the form included in Exhibit A to this Indenture, shall be endorsed on each Security of a Series guaranteed under this Article Ten authenticated and delivered by the Trustee after this Article Ten with respect to such Subsidiary Guarantor becomes effective in accordance with Section 10.01 of this Indenture and such Subsidiary Guarantee shall be executed by either manual or facsimile signature of an officer of each Subsidiary Guarantor. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 of this Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

If an officer of a Subsidiary Guarantor whose signature is on this Indenture or a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor’s Subsidiary Guarantee of such Security shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

SECTION 10.03. Limitation of Subsidiary Guarantee. The obligations of each Subsidiary Guarantor are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

SECTION 10.04. Waiver of Subrogation. Each Subsidiary Guarantor, by execution of its Subsidiary Guarantee, waives to the extent permitted by law any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s obligations under such Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of the Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor, by execution of its Subsidiary Guarantee, shall acknowledge that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

SECTION 10.05. Release of Subsidiary Guarantee. Any Subsidiary Guarantee executed pursuant to Section 4.09 of this Indenture (including, without limitation, any Subsidiary Guarantee of the Securities issued as of the Issue Date), shall be automatically and unconditionally released upon the release of the guarantee that resulted in Section 4.09 of this Indenture becoming applicable (other than by reason of payment under such guarantee) so long as such Subsidiary of the Company is not at such time guaranteeing any other Credit Facility Debt or Capital Markets Debt of the Company or any Subsidiary of the Company and no Default or Event of Default is then continuing. In addition, any Subsidiary Guarantee of this Indenture shall be automatically and unconditionally released upon: (i) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of such Subsidiary Guarantor (other than to the Company or any affiliate of the Company); or (ii) upon the sale or disposition of all or substantially all the property of such Subsidiary Guarantor (other than to any affiliate of the Company other than another Subsidiary Guarantor); provided, however, that, in each case, after giving effect to such transaction, such Subsidiary Guarantor is no longer liable for any guarantee or other obligations in respect of any Credit Facility Debt or Capital Markets Debt of the Company or any of its Subsidiaries. Any Subsidiary Guarantee also will be released if the Company exercises its legal defeasance or its covenant defeasance option as set forth in Article Eight, or if the Company’s obligations under this Indenture are discharged as set forth in Section 8.08. The Company will give prompt written notice to the Trustee of the automatic release of any Subsidiary Guarantee pursuant to this Section 10.05. At the Company’s request, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed on it with respect to this Indenture under the TIA.

SECTION 11.02. Notices. Any notice or communication shall be in writing (including facsimile and PDF transmission) and delivered in person or mailed by first-class mail addressed as follows:

If to the Company or any Subsidiary Guarantor:

Advance Auto Parts, Inc.

5008 Airport Road NW

Roanoke, Virginia 24012

Facsimile: [                    ]

Attention: [                  ]

If to the Trustee:

[                                     ]

[                                     ]

[                                     ]

Facsimile: [                  ]

Attention: [                 ]

The Company, any Subsidiary Guarantor, or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(3) The ownership of bearer securities may be proved by the production of such bearer securities or by a certificate executed by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the bearer securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such bearer securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any bearer security continues until (i) another such certificate or affidavit bearing a later date issued in respect of the same bearer security is produced, (ii) such bearer security is produced to the Trustee by some other Person, (iii) such bearer security is surrendered in exchange for a registered security or (iv) such bearer security is no longer outstanding. The ownership of bearer securities may also be proved in any other manner which the Trustee deems sufficient.

(4) The ownership of registered securities shall be proved by the register maintained by the Registrar.

(5) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(6) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(7) The Depositary, as a Holder, may appoint agents and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. Governing Law; Waiver of Jury Trial; Consent to Jurisdiction and Service. THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS

OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY, EACH SUBSIDIARY GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY. To the fullest extent permitted by applicable law, the Company and each Subsidiary Guarantor hereby irrevocably submit to the non-exclusive jurisdiction of any federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Securities and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company and each Subsidiary Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company and each Subsidiary Guarantor agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon them, and may be enforced in any courts to the jurisdiction of which the Company and each Subsidiary Guarantor are subject by a suit upon such judgment, provided, that service of process is effected upon the Company and each Subsidiary Guarantor in the manner specified herein or as otherwise permitted by law. The Company and each Subsidiary Guarantor hereby irrevocably designate and appoint [                    ] (the “Process Agent”) as their authorized agent for purposes of this section, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company or any Subsidiary Guarantor. The Company and each Subsidiary Guarantor further agree that service of process upon the Process Agent and written notice of said service to the Company and each Subsidiary Guarantor, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company and each Subsidiary Guarantor, in any such suit or proceeding. The Company and each Subsidiary Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary, to continue such designation and appointment of the Process Agent in full force and effect so long as the Company and each Subsidiary Guarantor, have any outstanding obligations under this Indenture. To the extent the Company or any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company or such Subsidiary Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture to the extent permitted by law.

SECTION 11.10. No Recourse Against Others. No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, as such, of the Company or any Subsidiary Guarantor, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Securities.

SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of the Indenture is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.14. Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.

SECTION 11.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ADVANCE AUTO PARTS, INC.,

By:
Name:
Title:

[ ] as Trustee

By:
Name:
Title:

EXHIBIT A

Subsidiary Guarantee

Each of the undersigned (the “Subsidiary Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture (the “Indenture”) dated as of [    ], by and among Advance Auto Parts, Inc., as issuer, the Subsidiary Guarantors and [                    ], as Trustee, and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders of the Securities or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Subsidiary Guarantors to the Holders of the Securities and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Subsidiary Guarantee. As provided in Section 10.1 of the Indenture, this Subsidiary Guarantee shall cover only Securities of a Series that is specified to be guaranteed pursuant to the applicable Board Resolution, supplemental indenture or Officers’ Certificate establishing such Series.

This Subsidiary Guarantee has been executed and issued pursuant to the requirements of Section 4.09 of the Indenture. The Subsidiary Guarantee is subject to automatic and unconditional release as set forth in Section 10.05 of the Indenture.

[Signatures on Following Pages]

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APPENDIX A

SUBORDINATION PROVISION

Definitions.

“Designated Senior Debt” means:

(a) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $[25.0] million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers’ Certificate delivered to the Trustee as “Designated Senior Debt” of the Company for purposes of the Indenture[, and

(b) debt constituting Credit Facility Debt.

“Payment Blockage Notice” has the meaning set forth in Section [            ].

“Payment Blockage Period” has the meaning set forth in Section [            ].

“Senior Debt” of the Company means:

(a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not post-filing interest is allowed in such proceeding) in respect of:

(1) debt of the Company for borrowed money, and

(2) debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the Indenture for the payment of which the Company is responsible or liable;

(b) all capital lease obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

(c) all obligations of the Company

(1) for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction,

(2) under hedging obligations, or

(3) issued or assumed as the deferred purchase price of property and all conditional sale obligations of the Company and all obligations under any title retention agreements; and

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(d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

(A) debt of the Company that is by its express terms made subordinate [or pari passu in right of payment to the Securities[, including [any Senior Subordinated Debt or] any Subordinated Obligations];

(B) any debt incurred in violation of the provisions of the Indenture;

(C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(D) any liability for Federal, state, local or other taxes owed or owing by the Company;

(E) any obligation of the Company to any Subsidiary;

(F) any obligations with respect to any Capital Stock of the Company; or

(G) debt that is classified as non-recourse in accordance with GAAP and any unsecured claim arising in respect thereof by reason of Section 1111(b)(1) of the Bankruptcy Law.

“Senior Debt” of any Subsidiary Guarantor has a correlative meaning.

“Senior Subordinated Debt” of the Company means the Securities and any other subordinated debt of the Company that specifically provides that such debt is to rank pari passu with the Securities and is not subordinated by its terms to any other subordinated debt or other obligation of the Company which is not Senior Debt. “Senior Subordinated Debt” of any Subsidiary Guarantor has a correlative meaning.

“Subordinated Obligation” means any debt of the Company or any Subsidiary Guarantor (whether outstanding on the date that the Securities of such Series are initially issued or thereafter incurred) that is subordinate or junior in right of payment to the Securities or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

ARTICLE TWELVE[            ]

SUBORDINATION

SECTION [    ]. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Security agrees, that the debt evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article [    ], to the payment when due of all Senior Debt of the Company and that the subordination

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is for the benefit of and enforceable by the holders of such Senior Debt. The Securities shall in all respects rank pari passu with any future Senior Subordinated Debt and senior to all existing and future junior subordinated debt of the Company, and only Senior Debt shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article [    ] shall be subject to Section [            ].

SECTION [    ]. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company upon a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property:

(1) the holders of Senior Debt will be entitled to receive payment in full in cash, or such payment shall be duly provided for the satisfaction of the holders of the Senior Debt, before the Holders of the Securities are entitled to receive any payment of principal of or interest on the Securities, except that Holders of Securities may receive and retain shares of stock and any debt securities that are subordinated to the Senior Debt to at least the same extent as the Securities; and

(2) until the Senior Debt is paid in full in cash, or such payment shall be duly provided for the satisfaction of the holders of the Senior Debt, any distribution (other than distributions specified in clause (1) above that may be retained by Holders of the Securities) to which Holders of the Securities would be entitled but for this Article [    ] will be made to holders of the Senior Debt as their interests may appear.

SECTION [    ]. Default on Senior Debt. The Company may not pay principal of, or premium, if any, or interest on, the Securities, or make any deposit pursuant to Section 8.04, and may not repurchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) if (a) any principal, premium or interest in respect of any Senior Debt is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (1) the default has been cured or waived and any such acceleration has been rescinded or (2) such Senior Debt has been paid in full in cash; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such issue of Senior Debt. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a “Payment Blockage Notice”) and ending 179 days thereafter (unless such Payment Blockage Notice is earlier terminated (a) by written notice to the Trustee and the Company from the Representative that gave such Payment Blockage Notice, (b) because such default is no longer continuing or

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(c) because such Designated Senior Debt has been repaid in full in cash). Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period. No nonpayment default that existed or was continuing on the date of delivery of a Payment Blockage Notice will be, or be made the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of at least 90 days.

SECTION [    ]. When Distribution Must be Paid Over. If a distribution is made to Holders that because of this Article [    ] should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

SECTION [    ]. Subrogation. After all Senior Debt is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Article [    ] to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Debt.

SECTION [    ]. Relative Rights. This Article [    ] defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

(1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

(2) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders.

SECTION [    ]. Subordination May Not be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the debt evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION [    ]. Article [    ] Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article [    ] shall not be construed as preventing the occurrence of a Default. Nothing in this Article [    ] shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

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SECTION [    ]. Rights of Trustee and Paying Agent. Notwithstanding Section [            ], the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives notice satisfactory to it that payments may not be made under this Article [    ]. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice.

The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article [    ] with respect to any Senior Debt that may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article Seven shall deprive the Trustee of any of its rights as such holder. Nothing in this Article [    ] shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION [    ]. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

SECTION [    ]. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust under Article Eight by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article [    ], and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt or any other creditor of the Company.

SECTION [    ]. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article [    ], the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section [            ] are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article [    ]. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article [    ], the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article [    ], and, if such evidence is not furnished, the Trustee

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may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article [    ].

SECTION [    ]. Trustee to Effectuate Subordination. Each Holder by accepting a Security of a Series to which this Article [            ] is applicable authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article [    ] and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION [    ]. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article [    ] or otherwise.

SECTION [    ]. Reliance by Holders of Senior Debt on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

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